UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2013

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ronald P. Marano II as Principal Accounting Officer

On November 13, 2013, the Board of Directors of Tutor Perini Corporation (the “Company”) appointed Ronald P. Marano II, age 52, as the Company’s Principal Accounting Officer, replacing  Michael J. Kershaw, the Company’s Executive Vice President and Chief Financial Officer who assumed the responsibility of the Company’s Principal Accounting Officer on November 30, 2012.  Mr. Marano is eligible to participate in the Company’s existing equity and cash incentive plans.   Mr. Kershaw remains the Company’s Principal Financial Officer.

Mr. Marano joined the Company on September 3, 2013 as Vice President, Chief Accounting Officer.  From September 2005 until August 2013, Mr. Marano served as Controller, Mining & Metals, Fluor Corporation, a global provider of engineering, procurement, and construction services for government and private sector clients in the energy, chemicals, power, and infrastructure markets. From March 2003 until September 2005, he served as Director of Financial Operations for the Industrial Group, at Fluor Corporation. Previous to his roles at Fluor Corporation, from September 1998 until August 2001, Mr. Marano served as Vice President of Finance and Administration, Mining & Metals, at Aker Kvaerner, a global engineering, construction and services company supporting the energy, chemicals and minerals markets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: November 19, 2013	By:	/s/Michael J. Kershaw
Michael J. Kershaw
Executive Vice President and Chief Financial Officer